Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (“Agreement”) is made between Intel Corporation (“Intel” or the “Company”) and Navin Shenoy (“you”). In return for your promises in this Agreement, Intel agrees to provide you severance pay and benefits described below. Accordingly, Intel and you understand and agree as follows:

1.        Separation Date; Payments Upon Separation. You will separate from employment at Intel effective July 6, 2021 (the “Separation Date”). You will also immediately take all actions necessary to resign from any outside boards of director seats which you hold on behalf of Intel or as Intel’s representative. On the Separation Date, Intel will pay you all accrued base salary, and any accrued but unused vacation and sabbatical earned through the Separation Date, subject to payroll deductions and required withholdings. Except as provided below, your group health coverage will terminate on the last day of the month in which your employment ends. At that time, you will be eligible to continue group health insurance benefits at your own expense under the terms and conditions of the applicable benefit plan and either federal COBRA law or, if applicable, state insurance laws.

2.        Severance Benefits. Provided that you sign and do not revoke this Agreement, you will receive:

a.

Severance Pay. A severance payment of $1,800,000, which will be paid within twenty (20) days after this Agreement’s Effective Date. This severance payment will be subject to applicable taxes and withholdings.

b.

Outplacement. A payment of $22,500 in lieu of outplacement services, which will be paid within twenty (20) days after this Agreement’s Effective Date. This payment will be subject to applicable taxes and other withholdings.

c.

Healthcare Supplemental Payment. A payment of $23,712, which will be paid within twenty (20) days after this Agreement’s Effective Date. This payment will be subject to applicable taxes and other withholdings.

3.        Expense Reimbursement. You agree that, no later than the Separation Date, you will submit your final expense reimbursement statement and required documentation reflecting all business expenses you incurred through that date, if any, for which you seek reimbursement. Intel will reimburse you for expenses pursuant to its standard business practice.

4.        Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, equity, severance or benefits after the Separation Date, except for any benefit that has vested or will vest under the express terms of a written Company benefit, bonus, equity, or retirement plan.

5.        Obligation to Protect Intel’s Confidential Information. You represent that you have abided by your obligations not to disseminate or disclose Intel confidential or proprietary information and will continue to abide by these obligations. You acknowledge you have acquired knowledge of or had access to trade secrets and confidential or other proprietary information of Intel Corporation, its subsidiaries, its customers and/or third parties (“Intel Confidential Information”) during the course of your employment at Intel. You acknowledge your ongoing obligation to protect such information, as outlined in your Intel Employment Agreement and the Trade Secret Acknowledgment Form or as required under other Intel policies. You further agree to execute the Trade Secret Acknowledgment Form, and will participate in exit interviews as requested by your management or Intel Legal.

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

Notwithstanding the above, under the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret that:

(a) is made in confidence to an attorney or to a federal, state, or local government official, either directly or indirectly, and is solely for the purpose of reporting or investigating a suspected violation of law; (b) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding filed by you, if such document is filed (i) under seal in any lawsuit or proceeding, and (ii) pursuant to court order in any retaliation lawsuit filed by you. You agree that you will not use or disclose Intel Confidential Information at any time to aid any third party to target, identify, and/or solicit Intel employees to leave Intel employment.

6.        Return of Company Property and Confidential Information. You have returned, or will, by the Separation Date, return to Intel any and all Intel property (files, documents, laptops, company-issued phones, tablets, keys, credit cards, etc.) and any and all Intel Confidential Information and property in your possession. You certify that you have no Intel Confidential Information, including on any personal devices and accounts.

7.        General Release of Claims. In exchange for the benefits and payments referenced in paragraph 2 above, you release Intel (including its subsidiaries, affiliates, successors, and all of its and their past and present directors, officers, employees, agents, insurers and attorneys) (collectively “Releasees”) from all claims of any kind, known or unknown, which arose on or before the day you signed this Agreement, except claims that cannot lawfully be waived. For example, you waive all contract, tort, or other common law claims you might have, claims for attorneys’ fees and other litigation costs, claims under Title VII of the Civil Rights Act, the Equal Pay Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, the Unruh Civil Rights Act, the California Equal Pay Law, the California Pregnancy Disability Leave Law, the California Military & Veterans Code, California Industrial Commission Wage Orders, the California Constitution, the California Business and Professions Code, all of their amendments, and claims under other federal, state and local laws. The claims released also include, but are not limited to, any benefits (except as provided in Paragraph 10 below) and/or unvested equity under any Intel plan, program, policy or practice. This Agreement includes a release of claims of discrimination or retaliation on the basis of workers’ compensation status but does not include workers’ compensation claims. You also give up all rights to participate in a class, collective or representative action under any federal, state, or local law.

8.        Release of Unknown Claims. You are intentionally releasing claims against Releasees of which you may be unaware. If you work or reside in California, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which states: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You give up all rights and benefits under that section. You agree that this Release of Unknown Claims is fairly and knowingly made.

9.        No Pending Lawsuits. You represent that you are not a complainant or a party in any pending lawsuit, civil action, charge or claim in any court or before any regulatory agency of any kind

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

against Intel or any of its subisidiaries, divisions, affiliated corporations, trustees, directors, officers, shareholders, owners, agents, attorneys, insurers, or employees.

10.        Additional Release Exclusions/Employee Protections. This Agreement does not affect your rights to receive vested retirement and pension plan benefits, medical plan benefits, or unemployment compensation benefits. Neither the Release provisions above nor anything else in this Agreement affects: (i) claims that arise after the day on which you sign this Agreement, such as claims for breach of this Agreement; (ii) rights which as a matter of law cannot be released by private agreement, including your rights to file a charge with any federal, state or local government agency, such as the U.S. Equal Employment Opportunity Commission, or to communicate with, provide information to, or participate in an investigation conducted by such an agency; (iii) rights arising as an Intel stockholder; or (iv) rights to testify truthfully in a California legislative, judicial or administrative proceeding concerning alleged criminal conduct or sexual harassment by Intel or its agents or employees provided that such testimony is required by court order, subpoena, or a written request from the California legislature. However, you are hereby waiving all rights to recover money or other individual relief from any Releasee should any agency or individual pursue a claim on your behalf. You may nonetheless accept money from the U.S. Securities and Exchange Commission as a reward for providing information to that agency.

11.        Employee Acknowledgements. You agree that:

(a)	The value of the Severance Benefits described above exceeds in value any other pay and benefits you may be owed by Intel apart from this Agreement.
(b)	Intel is not obligated to provide you with the Severance Benefits described above apart from this Agreement.
(c)	You have carefully read and fully understand this Agreement. You are entering into this Agreement knowingly and voluntarily, and intending to be bound by all of your promises herein.
(d)	The Severance Benefits described above are conditioned on and subject to your continued compliance with Intel’s policies and guidelines.
(e)

You acknowledge that this Agreement is a “negotiated” severance agreement as defined by California law (Government Code section 12964.5(c)(2) defines “negotiated” to mean the agreement is “voluntary, deliberate, and informed, provides consideration of value to the employee, and that the employee is given notice and an opportunity to retain an attorney or is represented by an attorney”).

12.        Additional Employee Acknowledgements. You further acknowledge that: (i) you have received all wages owed to you up through the last regular payroll cycle before you signed this Agreement, (ii) you have no known workplace injury or occupational illness that arose out of your employment with Intel that you failed to report, (iii) you received during your employment with Intel all leave that you requested and for which you were eligible, (iv) it is Intel policy to encourage reporting within Intel possible violations of any law by or on behalf of Intel, (v) no one interfered with your reporting of any such violations, and (vi) nothing in this Agreement shall prevent you from lawfully communicating to government authorities possible violations of federal, state or local law or other information that is protected under the whistleblower provisions of federal, state or local law.

13.        Nondisparagement. You promise not to make any statements or remarks, verbally or in writing, that negatively affect the reputation of Intel, its products or capabilities or any other Releasee (including its officers, directors, employees and agents) in any manner to its or their detriment. However, you may respond accurately and fully to any question or request for information when required to do so by

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

law. Intel will direct Sandra Rivera, Executive Vice President and General Manager Datacenter and AI, George Davis, Chief Financial Officer, and Steve Rodgers, General Counsel, to refer any press or analyst inquiries regarding your separation from Intel to Will Moss, Senior Director of Intel Corporate Communications. Will Moss will respond to such inquiries consistent with the following statement “Navin’s separation from Intel was in connection with the restructuring of the Data Platforms Group. The company is grateful to Navin for his 26 years of service, including his contributions as leader of DPG, as well as his leadership of the Client Computing Group and Intel Asia Pacific.” To the extent Will Moss directly receives press or analyst inquiries regarding your separation from Intel, he will reply in a manner consistent with the statement referenced in this paragraph.

14.        Cooperation Regarding Other Claims. If any claim is asserted by or against Intel as to which you have relevant knowledge, you agree to reasonably cooperate with Intel in pursuing or defending that claim, including by providing truthful information and testimony as reasonably requested by Intel. You further agree to cooperate and provide information to Intel in connection with any internal investigation as to which you have relevant knowledge.

15.        Right to Consult Legal Counsel. You have been advised in writing by this Agreement to consult with an attorney before signing it, and have had an adequate opportunity to do so.

16.        Time To Consider and Revoke/Effective Date. You have at least twenty-one (21) days from the date you received this Agreement to consider it before signing. Although you need not take all 21 days before signing, you must not sign the Agreement before the Separation Date. You then have seven (7) days after signing this Agreement to revoke it (“Revocation Period”). This Agreement will not be effective until you have signed it and returned it to Kathleen Deibert in Intel’s Legal Department and the Revocation Period has expired (the “Effective Date”).

17.        Deadline to Accept. You understand that the offer reflected in this Agreement shall be withdrawn if the Agreement is not signed by you and returned to Kathleen Deibert in Intel’s Legal Department Intel by July 9, 2021. If Intel does not receive your signed Agreement by that time, you will not be eligible for the payments or benefits described in this Agreement. You further understand that your employment with Intel will terminate regardless of whether you sign this Agreement.

18.        Governing Law. This Agreement is entered into under California law, and shall be governed by California law except to the extent federal law governs.

19.        Miscellaneous. This Agreement (including the agreements and other documents referenced above) constitutes the complete, final and exclusive agreement between the parties regarding all subjects referenced herein. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other promises or representations. This Agreement may only be changed in a writing signed by both you and an authorized Intel representative. This Agreement will bind both parties’ heirs, personal representatives, successors and assigns, and will inure to the benefit of both parties plus their heirs, successors and assigns. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that determination will not affect any other provision and the provision in question will be modified by the court so as to be made enforceable. You agree that an electronically signed Agreement will have the same validity and enforceability as if you signed the Agreement in handwriting. This Agreement is not an admission of fault or liability by either you or Intel.

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

IF THIS AGREEMENT IS ACCEPTABLE TO YOU, PLEASE SIGN BELOW NO EARLIER THAN JULY 6, 2021 (THE “SEPARATION DATE”) AND RETURN THE ENTIRE, SIGNED AGREEMENT TO KATHLEEN DEIBERT IN INTEL’S LEGAL DEPARTMENT.

Navin Shenoy	Date

/s/ Navin Shenoy	July 9, 2021

Intel

/s/ Steven Rodgers

Name: Steven Rodgers
Title: General Counsel

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS